UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2020

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts
(Address of principal executive offices)
01754
(Zip Code)

978-648-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 19, 2020, AquaBounty Technologies, Inc. (the “Company”) held a special meeting of stockholders to consider and vote on the proposal set forth below, which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 5, 2020. At this meeting, the Company’s stockholders approved a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from 50,000,000 to 80,000,000. The final voting results are set forth below.
Proposal 1. Approval of an Amendment to Our Third Amended and Restated Certificate of Incorporation, as Amended, to Increase the Number of Authorized Shares of Common Stock

For	Against	Abstain	Broker Non-Votes
26,916,546	231,820	318,226	—
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
November 19, 2020	/s/ David A. Frank
David A. Frank
Chief Financial Officer